Exhibit 5.1
June 23, 2009
Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Range Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale from time to time of up to $200,000,000 in aggregate value of common stock, par value $0.01 per share, of the Company (the “Common Shares”) held by those selling shareholders identified in the Registration Statement, in the manner set forth in the Registration Statement.
Before rendering the opinion hereinafter set forth, we examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, the Certificate of First Amendment to Restated Certificate of Incorporation, the Certificate of Second Amendment to Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as in effect on the date hereof, (ii) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration of the Common Shares and related matters, (iii) the Registration Statement, (iv) the Prospectus, and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) to the extent any documents purport to constitute agreements of parties other than the Company, such documents constitute valid, binding and enforceable obligations of such other parties.
In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any amendment thereto (including Post-Effective Amendments (as defined below)) will have been declared effective by the Commission and will be effective on the date of issuance of any Common Shares; (ii) an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) or post-effective amendment to the Registration Statement of which the Prospectus is a part (each, a “Post-Effective Amendment”) with respect to the applicable Common Shares being offered thereby will have been prepared and filed with the Commission; and (iii) all Common Shares will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including Post-Effective Amendments), the Prospectus and any applicable Prospectus Supplement.
Based upon such examination and review and subject to the limitations, conditions and assumptions set forth herein, we are of the opinion that upon completion of the corporate action to be taken in connection with the authorization of the issuance of the applicable Common Shares, and when sold in consideration set forth in the applicable Post-Effective Amendment to the Registration Statement or a prospectus supplement and pursuant to the terms of any definitive purchase, merger, exchange or similar agreement approved by the Board, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.
The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is limited in all respects to the laws of the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the relevant federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to us under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.
VINSON & ELKINS L.L.P.

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